UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 5, 2006


                          SECURITY FEDERAL CORPORATION
             (Exact name of registrant as specified in its charter)

      South Carolina               0-16120                      57-0858504
----------------------------   -----------------            ------------------
(State or other jurisdiction     (Commission                  (IRS Employer
    of incorporation)            File Number)              Identification No.)


1705 Whiskey Road South, Aiken, South Carolina                    29801
     (Address of principal executive offices)                   (Zip Code)


      Registrant's telephone number (including area code):  (803) 641-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01  Other Events.
------------------------

     On June 5, 2006, Security Federal Corporation ("Company") announced that it had entered into a letter of intent to purchase the Collier Jennings Companies. The transaction is subject to the execution of a definitive agreement and various other conditions.

     Additional information concerning the proposed transaction is contained in the Company's press release which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits
--------------------------------------------

       (c)    Exhibits

       99.1   Press Release of Security Federal Corporation dated June 5,
              2006.

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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                     SECURITY FEDERAL CORPORATION



Date: June 5, 2006                   By:/s/Timothy W. Simmons
                                        ----------------------------------
                                        Timothy W. Simmons
                                        Chief Executive Officer

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                                  Exhibit 99.1

                          Press Release Dated June 5, 2006

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SECURITY FEDERAL ANNOUNCES THE SIGNING OF A LETTER OF INTENT TO ACQUIRE THE
COLLIER JENNINGS COMPANIES

AIKEN, S.C.--June 5, 2006--Security Federal Corporation (OTCBB: SFDL), the holding company for Security Federal Bank and Collier Jennings Financial Corporation, jointly announced that they had signed a letter of intent in connection with the proposed acquisition of the Collier Jennings Companies by Security Federal Corporation.

Gerald Jennings, who currently serves as president of Collier Jennings Financial Corporation will serve as president of the insurance operations of the combined entities. The terms of the letter of intent have not been disclosed. The proposed transaction is subject to the execution of a definitive merger agreement and various other conditions and is expected to close in approximately 30 days after the execution of the merger agreement.

Collier Jennings was founded in 1974 and offers insurance and related insurance products to the retail market in the Aiken, South Carolina and Augusta, Georgia market area through its three subsidiaries: Collier-Jennings, Inc., The Auto Insurance Store, Inc. and Collier-Jennings Premium Pay Plans, Inc. Collier Jennings employs 10 licensed agents and has a total of 15 employees. Collier Jennings has offices in Aiken and North Augusta, South Carolina and Augusta, Georgia. It is currently anticipated that the number of offices will be increased to correspond to Security Federal Bank's market areas in Aiken, Lexington and Richland Counties in South Carolina and in Augusta, Georgia.

"We are excited about our partnership with an insurance agency that has provided excellent service to its customers for over 30 years," said Tim Simmons, Chairman of Security Federal Bank. "The success of an organization begins with the leadership, and Gerry Jennings epitomizes the kind of person we want to lead our insurance operations," said Simmons. "Gerry and his employees focus on doing what is in the best interest of the customer," Simmons added. "Security Federal's existing bank and insurance customers will benefit from the additional insurance products and services we will be able to provide in a manner that is consistent with our approach to banking," said Simmons.

Jennings said that he too welcomes the opportunity. "I feel very fortunate to be able to work with an organization of the caliber of Security Federal," he said. "They have an enviable reputation in the community. We would not have seriously considered partnering with any other financial institution."

Security Federal Bank has 11 full-service banking locations in Aiken, Clearwater, Graniteville, Langley, Lexington, North Augusta, Wagener, and West Columbia, South Carolina. Construction will begin in July on a new branch location in Evans, Georgia. In addition to insurance, financial services are provided by Security Federal Investments, Inc., and Security Federal Trust, Inc. Security Federal Bank was founded in 1922 in Aiken, South Carolina.

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which the Corporation operates, projections of future performance, and perceived opportunities in the market. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors and risks. Accordingly, undue reliance should not be placed on such forward-looking statements. The Corporation undertakes no responsibility to update or revise any forward-looking statements.

Contact:
Security Federal Corporation
Chris Verenes, 803-641-3010

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